EXHIBIT 3.2.1
BYLAWS
OF
STARBOARD RESOURCES, INC.

(From Date of Effective Registration Statement under Securities Act of 1933 or Securities Exchange Act of 1934)

ARTICLE I — OFFICES

1. REGISTERED OFFICE AND AGENT

The registered office and registered agent of Starboard Resources, Inc. (“Corporation”) shall be as set forth in the Corporation’s Certificate of Incorporation. The registered office or the registered agent may be changed by resolution of the Board of Directors, upon making the appropriate filing with the Secretary of State.

2. PRINCIPAL OFFICE

The principal office of the Corporation may be located either within or without the State of Delaware as the Board of Directors may designate or as the business of the Corporation may require from time to time.

3. OTHER OFFICES

The Corporation may also have other offices at such places, within or without the State of Delaware, as the Board of Directors may designate, or as the business of the Corporation may require or as may be desirable.

ARTICLE II — SHAREHOLDERS

1. ANNUAL MEETING

The annual meeting of shareholders shall be held on the date and time set by the Board of Directors in a notice of meeting or in a duly executed waiver of notice, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. The annual meeting may be called by resolution of the Board of Directors or by a writing filed with the Secretary signed either by a majority of the directors or by shareholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote at any such meeting. If the election of directors is not held on the day designated in these bylaws for any annual meeting of the shareholders, or at any adjournment of the annual meeting, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

2. SPECIAL SHAREHOLDERS’ MEETINGS

Special meetings of the shareholders may be called by the Board of Directors, the President, the Secretary, or by the holders of at least fifty and one-tenth (50.1) percent of all the shares entitled to vote at the proposed special meeting, unless the Corporation’s Certificate of Incorporation provide for a number of shares greater than or less than fifty and one-tenth (50.1) percent, in which event special meetings of the shareholders may be called by the holders of at least the percentage of shares so specified in the Certificate of Incorporation.

Only business within the purpose or purposes described in the notice or executed waiver of notice may be conducted at a special meeting of the shareholders.

Any person or persons entitled hereunder to call a special meeting of shareholders may do so only by written request sent by certified mail or delivered in person to the President, Chief Executive Officer or Secretary. The officer receiving the written request shall within ten days from the date of its receipt cause notice of the meeting to be given in the manner provided by these Bylaws to all shareholders entitled to vote at the meeting. If the officer does not give notice of the meeting within ten days after the date of receipt of the written request, the person or persons calling the meeting may fix the time of meeting and give the notice in the manner provided in these Bylaws. Nothing contained in this section shall be construed as limiting, fixing, or affecting the time or date when a meeting of shareholders called by action of the Board of Directors may be held.

3. PLACE OF MEETING

Meetings of the shareholders shall be held either at the registered office of the Corporation or at such other place, either within or without the State of Delaware, as shall be designated in the notice of the meeting or executed waiver of notice. The Board of Directors may, in its discretion, determine that the meeting may be held solely by means of remote communication. If authorized by the Board of Directors, and subject to any guidelines and procedures adopted by the Board of Directors, shareholders not physically present at a meeting of shareholders, by means of remote communication may participate in a meeting of shareholders; and, may be considered present in person and may vote at a meeting of shareholders held at a designated place or held solely by means of remote communication, subject to the conditions imposed by Section 211(a)(2) of the Delaware General Corporation Law.

4. NOTICE OF SHAREHOLDERS’ MEETING

Written or printed notice stating the place, day and hour of the meeting, the means of any remote communications by which shareholders may be considered present and may vote at the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, personally, by electronic transmission, or by mail, by or at the direction of the President, the Chief Executive Officer, the Secretary, or the officer or person calling the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at the shareholder’s address as it appears on the share transfer records of the Corporation, with postage thereon prepaid.

The Corporation shall notify each shareholder, whether or not entitled to vote, of any meeting of shareholders at which a plan of merger or exchange is to be submitted for approval in accordance with Section 251 of the Delaware General Corporation Law. The notice shall be given at least 20 days before the meeting and shall state that the purpose, or one of the purposes, of the meeting is to consider the plan of merger or exchange and shall contain or be accompanied by a copy or summary of the plan.

Written or printed notice setting forth any proposed amendment to the Certificate of Incorporation or a summary of the changes to be effected thereby shall be given to each shareholder of record entitled to vote thereon within the time and in the manner provided in the Delaware General Corporation Law for the giving of notice of meetings of shareholders. If the meeting be an annual meeting, the proposed amendment or such summary may be included in the notice of such annual meeting.

Any notice required to be given to any shareholder, under any provision of the Delaware General Corporation Law or the Certificate of Incorporation or these Bylaws, need not be given to the shareholder if (1) notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or (2) all (but in no event less than two) payments (if sent by first class mail) of distributions or interest on securities during a 12 month period have been mailed to that person, addressed at the shareholder’s address as shown on the share transfer records of the Corporation, and have been returned undeliverable. Any action or meeting taken or held without notice to such a person shall have the same force and effect as if the notice had been duly given. If such a person delivers to the Corporation a written notice setting forth the shareholder’s then current address, the requirement that notice be given to that person shall be reinstated.

Notice by Electronic Transmission: On consent of a shareholder, notice from the Corporation under any provision of the Delaware General Corporation Law, the Certificate of Incorporation, or these Bylaws may be given to the shareholder by electronic transmission. The shareholder may specify the form of electronic transmission to be used to communicate notice. The shareholder may revoke this consent by written notice to the Corporation. The shareholder’s consent is deemed to be revoked if the Corporation is unable to deliver by electronic transmission two consecutive notices, and the secretary, assistant secretary, or transfer agent of the Corporation, or another person responsible for delivering notice on behalf of the Corporation knows that delivery of these two electronic transmissions was unsuccessful. The inadvertent failure to treat the unsuccessful transmissions as a revocation of shareholder consent does not invalidate a meeting or other action.

Notice by electronic transmission is deemed given when the notice is: (1) transmitted to a facsimile number provided by the shareholder for the purpose of receiving notice; (2) transmitted to an electronic mail address provided by the shareholder for the purpose of receiving notice; (3) posted on an electronic network and a message is sent to the shareholder at the address provided by the shareholder for the purpose of alerting the shareholder of a posting; or (4) communicated to the shareholder by any other form of electronic transmission consented to by the shareholder.

An affidavit of the Secretary, Assistant Secretary, transfer agent, or other agent of the Corporation that notice has been given by electronic transmission is, in the absence of fraud, prima facie evidence that the notice was given.

5. FIXING RECORD DATES FOR MATTERS OTHER THAN CONSENTS TO ACTION

For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the Board of Directors of the Corporation may provide that the share transfer records shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the share transfer records shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such records shall be closed for at least ten (10) days immediately preceding such meeting.

In lieu of closing the share transfer records, the Bylaws, or in the absence of an applicable bylaw the Board of Directors, may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in the case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the share transfer records and the stated period of closing has expired.

6. FIXING RECORD DATES CONSENTS TO ACTION

Unless a record date shall have previously been fixed or determined pursuant to this section, whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the Board of Directors may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors and the prior action of the Board of Directors is not required by the Delaware General Corporation Law, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation.

Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the Corporation’s principal place of business shall be addressed to the President or the principal executive officer of the Corporation. If no record date shall have been fixed by the Board of Directors and prior action of the Board of Directors is required by the Delaware General Corporation Law, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts a resolution taking such prior action.

7. VOTING LISTS

The officer or agent having charge of the share transfer records for shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Alternatively, the list of the shareholders may be kept on a reasonably accessible electronic network, if the information required to gain access to the list is provided with the notice of the meeting. This does not require the Corporation to include any electronic contact information of any shareholder on the list. If the Corporation elects to make the list available on an electronic network, the Corporation shall take reasonable steps to ensure that the information is available only to shareholders of the Corporation. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. If the meeting is held by means of remote communication, the list must be open to the examination of any shareholder for the duration of the meeting on a reasonably accessible electronic network, and the information required to access the list must be provided to shareholders with the notice of the meeting. The original share transfer records shall be prima-facie evidence as to who are the shareholders entitled to examine such list or transfer records or to vote at any meeting of shareholders. However failure to prepare and make the list available in the manner provided above shall not affect the validity of any action taken at the meeting.

8. VOTING OF SHARES AND PROXIES

Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except: (a) to the extent that the Certificate of Incorporation of the Corporation provides for more or less than one vote per share or (if and to the extent permitted by the Delaware General Corporation Law) limit or deny voting rights to the holders of the shares of any class or series, or (b) as otherwise provided by the Delaware General Corporation Law.

Shares of its own stock owned by the Corporation or by another domestic or foreign corporation or other entity, if a majority of the voting stock or voting interest of the other corporation or other entity is owned or controlled by the Corporation, shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time. Nothing in this section shall be construed as limiting the right of the Corporation or any domestic or foreign corporation or other entity to vote stock, held or controlled by it in a fiduciary capacity, or with respect to which it otherwise exercises voting power in a fiduciary capacity.

Any shareholder may vote either in person or by proxy executed in writing by the shareholder. An electronic transmission by the shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by the shareholder, shall be treated as an execution in writing for purposes of this section. Any electronic transmission must contain or be accompanied by information from which it can be determined that the transmission was authorized by the shareholder. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Proxies coupled with an interest include the appointment as proxy of: (1) a pledgee; (2) a person who purchased or agreed to purchase, or owns or holds an option to purchase, the shares; (3) a creditor of the Corporation who extended it credit under terms requiring the appointment; (4) an employee of the Corporation whose employment contract requires the appointment; or (5) a party to a voting agreement or voting trust created under Section 218 of the Delaware General Corporation Law.

An irrevocable proxy, if noted conspicuously on the certificate representing the shares that are subject to the irrevocable proxy or, in the case of uncertificated shares, if notation of the irrevocable proxy is contained in the notice sent pursuant to Section 222 of the Delaware General Corporation Law with respect to the shares that are subject to the irrevocable proxy, shall be specifically enforceable against the holder of those shares or any successor or transferee of the holder. Unless noted conspicuously on the certificate representing the shares that are subject to the irrevocable proxy or, in the case of uncertificated shares, unless notation of the irrevocable proxy is contained in the notice sent pursuant to Section 222 of the Delaware General Corporation Law with respect to the shares that are subject to the irrevocable proxy, an irrevocable proxy, even though otherwise enforceable, is ineffective against a transferee for value without actual knowledge of the existence of the irrevocable proxy at the time of the transfer or against any subsequent transferee (whether or not for value), but such an irrevocable proxy shall be specifically enforceable against any other person who is not a transferee for value from and after the time that the person acquires actual knowledge of the existence of the irrevocable proxy.

At each election for directors every shareholder entitled to vote at such election shall have the right (a) to vote the number of shares owned by such shareholder for as many persons as there are directors to be elected and for whose election the shareholder has a right to vote. Shareholders are prohibited from cumulating their votes in any election of directors of the Corporation.

Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the Bylaws of such corporation may authorize or, in the absence of such authorization, as the Board of Directors of such corporation may determine; provided, however, that when any foreign corporation without a permit to do business in this State lawfully owns or may lawfully own or acquire stock in a Delaware corporation, it shall not be unlawful for such foreign corporation to vote said stock and participate in the management and control of the business and affairs of the Corporation, as other stockholders, subject to all laws, rules and regulations governing Delaware corporations and especially subject to the provisions of the Anti-Trust laws of the State of Delaware.

Shares held by an administrator, executor, guardian, or conservator may be voted by him or her so long as such shares forming a part of an estate are in the possession and forming a part of the estate being served by him or her, either in person or by proxy, without a transfer of such shares into his or her name.

Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name as trustee.

Shares standing in the name of a receiver may be voted by such a receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred, subject to any agreements containing restrictions on the hypothecation, assignment, pledge or voluntary or involuntary transfer of shares.

With respect to any matter, other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the Delaware General Corporation Law, the affirmative vote of the holders of a majority of the shares entitled to vote on, and that voted for or against or expressly abstained with respect to, that matter at a meeting of shareholders at which a quorum is present shall be the act of the shareholders, unless otherwise provided in the Certificate of Incorporation or these Bylaws.

Unless otherwise provided in the Certificate of Incorporation or these Bylaws, directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.

Any vote may be taken by voice or show of hands unless a shareholder entitled to vote, either in person or by proxy objects, in which case written ballots shall be used.

9. QUORUM OF SHAREHOLDERS

With respect to any meeting of shareholders, a quorum shall be present for any matter to be presented at that meeting if the holders of a majority of the shares entitled to vote at the meeting are represented at the meeting in person or by proxy, unless otherwise provided by law or the Certificate of Incorporation. Notwithstanding anything to the contrary in these Bylaws or the Certificate of Incorporation, in no event shall a quorum of the shareholders consist of less than fifty and one-tenth percent (50.1%) of the shares entitled to vote.

After a quorum has been established at a shareholders’ meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

Unless otherwise provided in the Certificate of Incorporation or these Bylaws, once a quorum is present at a meeting of shareholders, the shareholders represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, the shareholders represented in person or by proxy at a meeting of shareholders at which a quorum is not present may adjourn the meeting until such time and to such place as may be determined by a vote of the holders of a majority of the shares represented in person or by proxy at that meeting.

When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting if the time, date, and place of the reconvened meeting are announced at the meeting at which the adjournment is taken, and any business may be transacted at the reconvened meeting that might have been transacted at the original meeting. If, however, following the adjournment, the Board fixes a new record date for the reconvened meeting, a notice of the reconvened meeting shall be given as stated in Article II, Section 4 of these Bylaws above to each shareholder of record on the new record date entitled to vote at such meeting.

10. FIXING RECORD DATES FOR MATTERS OTHER THAN CONSENTS TO ACTION

For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the Board of Directors of the Corporation may provide that the share transfer records shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the share transfer records shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such records shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the share transfer records, the Bylaws, or in the absence of an applicable bylaw the Board of Directors, may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in the case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the share transfer records and the stated period of closing has expired.

11. FIXING RECORD DATES CONSENTS TO ACTION

Unless a record date shall have previously been fixed or determined pursuant to this section, whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the Board of Directors may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors and the prior action of the Board of Directors is not required by the Delaware General Corporation Law, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation as provided in Section 213 of the Delaware General Corporation Law. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the Corporation’s principal place of business shall be addressed to the President or the principal executive officer of the Corporation. If no record date shall have been fixed by the Board of Directors and prior action of the Board of Directors is required by the Delaware General Corporation Law, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts a resolution taking such prior action.

12. VOTING LISTS

The officer or agent having charge of the share transfer records for shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Alternatively, the list of the shareholders may be kept on a reasonably accessible electronic network, if the information required to gain access to the list is provided with the notice of the meeting. This does not require the Corporation to include any electronic contact information of any shareholder on the list. If the Corporation elects to make the list available on an electronic network, the Corporation shall take reasonable steps to ensure that the information is available only to shareholders of the Corporation. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. If the meeting is held by means of remote communication, the list must be open to the examination of any shareholder for the duration of the meeting on a reasonably accessible electronic network, and the information required to access the list must be provided to shareholders with the notice of the meeting. The original share transfer records shall be prima-facie evidence as to who are the shareholders entitled to examine such list or transfer records or to vote at any meeting of shareholders. However failure to prepare and make the list available in the manner provided above shall not affect the validity of any action taken at the meeting.

13. ACTION BY SHAREHOLDERS WITHOUT MEETING

Any action required by the Delaware General Corporation Law to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed by the holder or holders of all the shares entitled to vote with respect to the action that is the subject of the consent.

If the Corporation’s Certificate of Incorporation so provides, any action required by the Delaware General Corporation Law to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which holders of all shares entitled to vote on the action were present and voted.

Every written consent signed by the holders of less than all the shares entitled to vote with respect to the action that is the subject of the consent shall bear the date of signature of each shareholder who signs the consent. No written consent signed by the holder of less than all the shares entitled to vote with respect to the action that is the subject of the consent shall be effective to take the action that is the subject of the consent unless, within 60 days after the date of the earliest dated consent delivered to the Corporation in a manner required by these Bylaws, a consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the Corporation by delivery to its registered office, registered agent, principal place of business, transfer agent, registrar, exchange agent or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or certified or registered mail, return receipt requested. Delivery to the Corporation’s principal place of business shall be addressed to the President or principal executive officer of the Corporation.

An electronic transmission by a shareholder consenting to an action to be taken is considered to be written, signed, and dated for the purposes of this section if the transmission sets forth or is delivered with information from which the Corporation can determine that the transmission was transmitted by the shareholder and the date on which the shareholder transmitted the transmission. The date of transmission is the date on which the consent was signed. Consent given by electronic transmission may not be considered delivered until the consent is reproduced in paper form and the paper form is delivered to the Corporation at its registered office in this state or its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of shareholder meetings are recorded. Notwithstanding the preceding paragraph of this section, consent given by electronic transmission may be delivered to the principal place of business of the Corporation or to an officer or agent of the Corporation having custody of the book in which proceedings of shareholder meetings are recorded to the extent and in the manner provided by resolution of the Board of Directors of the Corporation.

Any photographic, photostatic, facsimile, or similarly reliable reproduction of a consent in writing signed by a shareholder may be substituted or used instead of the original writing for any purpose for which the original writing could be used, if the reproduction is a complete reproduction of the entire original writing.

Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action.

14. REDEMPTION OF SHARES

The Corporation shall have the power to redeem the shares of any shareholder, or the shares of a deceased shareholder, upon such terms as may be agreed upon by the Board of Directors and such shareholder or the shareholder’s personal representative, or at such price and upon such terms as may be provided in the Certificate of Incorporation, these Bylaws, or any applicable stock purchase or redemption agreement.

ARTICLE III — DIRECTORS

1. BOARD OF DIRECTORS

To the extent not limited or prohibited by law, the Certificate of Incorporation or these Bylaws, the powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of the Board of Directors of the Corporation. Directors need not be residents of the State of Delaware or shareholders of the Corporation unless the Certificate of Incorporation or these Bylaws so require.

In the discharge of any duty imposed or power conferred upon a director, including as a member of a committee, a director, may in good faith and with ordinary care, rely on information, opinions, reports, or statements, including financial statements and other financial data, concerning the Corporation or another person, that were prepared or presented by: (1) one or more officers or employees of the Corporation; (2) legal counsel, public accountants, investment bankers, or other persons as to matters the director reasonably believes are within the person’s professional or expert competence; or (3) a committee of the Board of Directors of which the director is not a member.

A director is not relying in good faith within the meaning of this section if the director has knowledge concerning the matter in question that makes reliance otherwise permitted by this section unwarranted.

The Board of Directors is authorized, subject to limitations prescribed by law, the Certificate of Incorporation and these By-laws, to provide by resolution or resolutions for the issuance of the shares of preferred stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares included in any such series, and to fix the designation, powers, preferences and rights of the shares of any such series and the qualifications, limitations or restrictions thereof. Provided, however, that in no case shall the Board of Directors be authorized to issue any such preferred stock that is convertible into more than one share of common stock or that amounts to or is convertible into more than 9.99% of the Company’s then-current outstanding common stock shares outstanding without obtaining the approval of the majority of the voting interest of the Shareholders as provided for in Article II of these Bylaws.

2. NUMBER AND ELECTION OF DIRECTORS

The number of directors shall be not less than three (3) or more than nine (9) provided that the number may be increased or decreased from time to time by an amendment to these Bylaws or resolution adopted by the Board of Directors or by the shareholders. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent director.

At the annual meeting of shareholders and at each annual meeting thereafter, the holders of shares entitled to vote in the election of directors shall elect directors to hold office until the next succeeding annual meeting.

The directors in place as of the date of the effectiveness of these By-laws shall remain in place until the next shareholder vote for directors which may be at the annual meeting as stated above or at a special shareholder meeting called for the purpose of electing directors under these By-laws.

3. REMOVAL

Except as otherwise provided by the Delaware General Corporation Law, these Bylaws or the Certificate of Incorporation, at any meeting of shareholders called expressly for that purpose any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority, of the shares then entitled to vote at an election of directors, subject to any further restrictions on removal that may be contained in the Bylaws. Whenever the holders of any class or series of shares or any such group are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, only the holders of shares of that class or series or group shall be entitled to vote for or against the removal of any director elected by the holders of shares of that class or series or group.

4. RESIGNATION

A director may resign by providing notice in writing or by electronic transmission of such resignation to the Corporation. The resignation shall be effective upon the date of receipt of the notice of resignation or the date specified in such notice. Acceptance of the resignation shall not be required to make the resignation effective.

5. VACANCIES AND INCREASE IN NUMBER OF DIRECTORS

Any vacancy occurring in the Board of Directors may be filled by election at an annual or special meeting of shareholders called for that purpose or may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office.

A directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual or special meeting of shareholders called for that purpose or may be filled by the Board of Directors for a term of office continuing only until the next election of one or more directors by the shareholders.

Notwithstanding the above, whenever the holders of any class or series of shares or group of classes or series of shares are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, any vacancies in such directorships and any newly created directorships of such class or series to be filled by reason of an increase in the number of such directors may be filled by the affirmative vote of a majority of the directors elected by such class or series, or by such group, then in office, or by a sole remaining director so elected, or by the vote of the holders of the outstanding shares of such class or series or of such group, and such directorships shall not in any case be filled by the vote of the remaining directors or the holders of the outstanding shares as a whole unless otherwise provided in the Certificate of Incorporation.

6. ANNUAL MEETING OF DIRECTORS

Immediately following each annual meeting of shareholders, the Board of Directors elected at such meeting shall hold an annual meeting at which they shall elect officers and transact such other business as shall come before the meeting. The time and place of the annual meeting of the Board of Directors may be changed by resolution of the Board of Directors.

7. REGULAR MEETING OF DIRECTORS

Regular meetings of the Board of Directors may be held with or without notice at such time and place as may be from time to time determined by the Board of Directors.

8. SPECIAL MEETINGS OF DIRECTORS

The Secretary shall call a special meeting of the Board of Directors whenever requested to do so by the President or Chief Executive Officer or by twenty-five percent (25%) of the members of the Board of Directors. Such special meeting shall be held at the date and time specified in the notice of meeting.

9. PLACE OF DIRECTORS’ MEETINGS

All meetings of the Board of Directors shall be held either at the principal office of the Corporation or at such other place, either within or without the State of Delaware, as shall be specified in the notice of meeting or executed waiver of notice.

10. NOTICE OF DIRECTORS’ MEETINGS

All special meetings of the Board of Directors shall be held upon not less than one day’s written notice stating the date, place and hour of meeting delivered to each director either personally or by mail or at the direction of the Chief Executive Officer, the President or the Secretary or the officer or person calling the meeting. Annual and regular meetings of the Board of Directors may be held with or without notice.

In any case where all of the directors execute a waiver of notice of the time and place of meeting, no notice thereof shall be required, and any such meeting shall be held at the time and at the place specified in the waiver of notice. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where the directors attend a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

On consent of a director, notice of the date, time, place, or purpose of a regular or special meeting of the Board of Directors may be given to the director by electronic transmission. The director may specify the form of electronic transmission to be used to communicate notice. The director may revoke this consent by written notice to the Corporation. The director’s consent is deemed to be revoked if the Corporation is unable to deliver by electronic transmission two consecutive notices and the Secretary of the Corporation or other person responsible for delivering the notice on behalf of the Corporation knows that the delivery of these two electronic transmissions was unsuccessful. The inadvertent failure to treat the unsuccessful transmissions as a revocation of the director’s consent does not invalidate a meeting or other action. An affidavit of the Secretary or other agent of the Corporation that notice has been given by electronic transmission is, in the absence of fraud, prima facie evidence that the notice was given. Notice under this section is deemed given when the notice is: (1) transmitted to a facsimile number provided by the director for the purpose of receiving notice; (2) transmitted to an electronic mail address provided by the director for the purpose of receiving notice; (3) posted on an electronic network and a message is sent to the director at the address provided by the director for the purpose of alerting the director of a posting; or (4) communicated to the director by any other form of electronic transmission consented to by the director.

11. QUORUM OF DIRECTORS

A majority of the number of directors fixed by, or in the manner provided in, the Certificate of Incorporation or these Bylaws shall constitute a quorum for the transaction of business unless a different number or portion is required by law or the Certificate of Incorporation or these Bylaws. In no case may the Corporation’s Certificate of Incorporation or these Bylaws provide that less than one-half of the number of directors so fixed constitute a quorum. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law or the Certificate of Incorporation or these Bylaws.

A director who has a direct or indirect interest in a matter to be voted on at a meeting of the Board of Directors may be counted in determining whether a quorum is present.

12. COMPENSATION

Directors shall receive compensation as fixed by resolution of the Board of Directors, which may include a salary, expenses, fixed sums for attendance at meetings, participating in the Corporation’s equity compensation plans, contingent payments, severance payments, and payments relating to changes of control. Said compensation may be in the form of cash as well as stock, warrants, options and other non-cash compensation. A director shall not be precluded from serving the Corporation in any other capacity and receiving compensation for such services. Member of committees may be allowed similar compensation and reimbursement of expenses for attending committee meetings.

Provided and contingent upon the Corporation being subject to the provisions of Section 14A to the Securities and Exchange Act of 1934 (Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act), the Company shall provide its shareholders with a periodic advisory vote on the compensation of the Corporation’s directors and executive officers and a periodic vote as to the designated frequency of the advisory vote on the compensation of the Corporation’s directors and executive officers as required by SEC Rules 14a-4(b)(3), 14a-6(a)(7) and 14a-21 (17 CFR §240.14a-4(b)(3), 17 CFR §240.14a-6(a)(7) and 17 CFR §240.14a-21). Said shareholder votes shall bind the Corporation as to the frequency of the advisory votes, but shall have no effect upon and shall not control or affect the compensation or the forms of compensation the Corporation pays to its directors and executive officers. Further, a negative shareholder advisory vote of any percentage as to compensation for directors and executive officers shall be deemed to not support findings of breaches of fiduciary duty regarding the Board of Directors consideration of compensation for the Corporation’s directors and executive officers.

13. UNANIMOUS WRITTEN CONSENT OF DIRECTORS OR COMMITTEE MEMBERS

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting of the Board of Directors or any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or committee, as the case may be. An electronic transmission by a director consenting to an action to be taken and transmitted by a director is considered written, signed, and dated for the purposes of this section if the transmission sets forth or is delivered with information from which the Corporation can determine that the transmission was transmitted by the director and the date on which the director transmitted the transmission. Such consent shall have the same force and effect as a unanimous vote at a meeting.

14. COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors may designate from among its members one or more committees, each of which shall be comprised of one or more of its members, and may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the Board of Directors, replace absent or disqualified members at any meeting of that committee. Any such committee, to the extent provided in the resolution of the Board of Directors or in the Certificate of Incorporation or the Bylaws, shall have and may exercise all of the authority of the Board of Directors, subject to the limitations set forth in the Delaware General Corporation Law.

A majority of the number of committee members fixed by the Board of Directors shall constitute a quorum for the transaction of business by the Committee. The act of the majority of the committee members present at a meeting at which a quorum is present shall be the act of the Committee.

A committee member who has a direct or indirect interest in a matter to be voted on at a meeting of the Committee may be counted in determining whether a quorum is present.

No committee of the Board of Directors shall have the authority of the Board of Directors in reference to:

(1) amending the Certificate of Incorporation, except that a committee may, to the extent provided in the resolution designating that committee or in the Certificate of Incorporation or the Bylaws, exercise the authority of the Board of Directors vested in it in accordance with Section 141 of the Delaware General Corporation Law;

(2) approving a plan of merger, share exchange, or conversion of the Corporation;

(3) recommending to the shareholders the sale, lease, or exchange of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business;

(4) recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof;

(5) amending, altering, or repealing the Bylaws of the Corporation or adopting new Bylaws of the Corporation;

(6) filling vacancies in the Board of Directors;

(7) filling vacancies in or designating alternate members of any such committee;

(8) filling any directorship to be filled by reason of an increase in the number of directors;

(9) electing or removing officers of the Corporation or members or alternate members of any such committee;

(10) fixing the compensation of any member or alternate members of such committee; or

(11) altering or repealing any resolution of the Board of Directors that by its terms provides that it shall not be so amendable or repealable.

Unless the resolution designating a particular committee, the Certificate of Incorporation, or the Bylaws expressly so provide, no committee of the Board of Directors shall have the authority to authorize a distribution or to authorize the issuance of shares of the Corporation.

The designation of a committee of the Board of Directors and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

Committees appointed by the Board of Directors may appoint Subcommittees to take the actions delegated to the Committee by the Board of Directors.

ARTICLE IV — OFFICERS

1. NUMBER OF OFFICERS

The officers of the Corporation shall consist of a Chief Executive Officer, a President, Chief Financial Officer, and a Secretary, each of whom shall be elected by the Board of Directors at such time and in such manner as may be prescribed by the Bylaws. Such other officers, assistant officers, and agents as may be deemed necessary may be elected or appointed by the Board of Directors or chosen in such other manner as may be prescribed by these Bylaws. Any two (2) or more offices may be held by the same person.

2. ELECTION OF OFFICERS

All officers shall be elected at the annual meeting of the Board of Directors. If any office is not filled at such annual meeting, it may be filled at any subsequent regular or special meeting of the board. The Board of Directors at such annual meeting or at any subsequent regular or special meeting may also elect or appoint such other officers and assistant officers and agents as may be deemed necessary.

All officers and assistant officers shall be elected to serve until the next annual meeting of directors (following the next annual meeting of shareholders) or until their successors are elected; provided, that any officer or assistant officer elected or appointed by the Board of Directors may be removed with or without cause at any regular or special meeting of the Board of Directors whenever in the judgment of the Board of Directors the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any agent appointed shall serve for such term, not longer than the next annual meeting of the Board of Directors, as shall be specified, subject to like right of removal by the Board of Directors. If any office becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

3. POWERS OF OFFICERS

Each officer shall have, subject to these Bylaws, in addition to the duties and powers specifically set forth herein, such powers and duties as are commonly incident to that office and such duties and powers as the Board of Directors shall from time to time designate. All officers shall perform their duties subject to the directions and under the supervision of the Board of Directors. The Chief Executive Officer or the President may secure the fidelity of any and all officers by bond or otherwise.

All officers and agents of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these Bylaws, or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

In the discharge of any duty imposed or power conferred upon an officer of the Corporation, the officer may in good faith and ordinary care rely on information, opinions, reports, or statements, including financial statements and other financial data, concerning the Corporation or another person, that were prepared or presented by: (1) one or more other officers or employees of the Corporation including members of the Board of Directors; or (2) legal counsel, public accountants, investment bankers, or other persons as to matters the officer reasonably believes are within the person’s professional or expert competence.

An officer is not relying in good faith within the meaning of this section if the officer has knowledge concerning the matter in question that makes reliance otherwise permitted by this subsection unwarranted.

4. CHIEF EXECUTIVE OFFICER AND PRESIDENT

The Chief Executive Officer (“CEO”) shall be the chief executive officer of the Corporation. The CEO or the President shall preside at all meetings of all directors and shareholders. Such officers shall see that all orders and resolutions of the board are carried out, subject however, to the right of the directors to delegate specific powers, except such as may be by statute exclusively conferred on the CEO or the President, or on any other officers of the Corporation.

The CEO, President or any Vice-President shall execute bonds, mortgages and other instruments requiring a seal, in the name of the Corporation. When authorized by the board, the CEO, President or any Vice-President may affix the seal to any instrument requiring the same, and the seal when so affixed shall be attested by the signature of either the Secretary or an Assistant Secretary. The CEO, President or any Vice-President shall sign certificates of stock.

The CEO or President shall submit a report of the operations of the Corporation for the year to the directors at their meeting next preceding the annual meeting of the shareholders and to the shareholders at their annual meeting.

5. VICE-PRESIDENTS

The Vice-President, or Vice-Presidents, if any shall be appointed in order of their rank as fixed by the Board of Directors, and shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. Further, they shall perform such other duties as the Board of Directors shall prescribe.

6. THE SECRETARY AND ASSISTANT SECRETARIES

The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and shall record all votes and the minutes of all proceedings and shall perform like duties for the standing committees when required. The Secretary shall give or cause to be given notice of all meetings of the shareholders and all meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors. The Secretary shall keep in safe custody the seal of the Corporation, and when authorized by the Board of Directors, affix the same to any instrument requiring it, and when so affixed, it shall be attested by the Secretary’s signature or by the signature of an Assistant Secretary.

The Assistant Secretaries shall in order of their rank as fixed by the Board of Directors, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and they shall perform such other duties as the Board of Directors shall prescribe.

In the absence of the Secretary or an Assistant Secretary, the minutes of all meetings of the board and shareholders shall be recorded by such person as shall be designated by the Chief Executive Officer, the President or by the Board of Directors.

7. THE CHIEF FINANCIAL OFFICER AND TREASURER

The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

The Chief Financial Officer shall be designated the “Chief Accounting Officer” for all purposes required by the Securities Act of 1933 and the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, provided that the Board of Directors has not designated a different person to be “Chief Accounting Officer” for said purposes.

The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. The Chief Financial Officer shall keep and maintain the Corporation’s books of account and shall render to the Chief Executive Officer, the President, if the President is not the same individual as the Chief Financial Officer, and directors an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the Corporation and exhibit the books, records and accounts to the Chief Executive Officer, the President or directors at any time. The Chief Financial Officer shall disburse funds for capital expenditures as authorized by the Board of Directors and in accordance with the orders of the Chief Executive Officer or the President, if the President is not the same individual as the Chief Financial Officer, and present to the Chief Executive Officer or the President, if the President is not the same individual as the Chief Financial Officer, for his or her attention any requests for disbursing funds if in the judgment of the Chief Financial Officer any such request is not properly authorized. The Chief Financial Officer shall perform such other duties as may be directed by the Board of Directors or by the Chief Executive Officer or the President, if the President is not the same individual as the Chief Financial Officer.

If required by the Board of Directors, the Chief Financial Officer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office and for the restoration to the Corporation, in case of death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the incumbent’s possession or under the incumbent’s control belonging to the Corporation.

The Treasurer, if one shall be appointed, shall, in the absence or disability of the Chief Financial Officer perform the duties and exercise the powers of the Chief Financial Officer, and they shall perform such other duties as the Board of Directors shall prescribe.

ARTICLE V — SHARES: STOCK CERTIFICATES, ISSUANCE, TRANSFER, ETC.

1. CERTIFICATES OF STOCK

Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chairman and Chief Executive Officer, the President, or a Vice-president, and by the Chief Financial Officer or Treasurer or the Secretary or an Assistant Secretary of the corporation, bearing the corporate seal or a facsimile thereof certifying the number of shares owned by him in the corporation.

Where a certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any such Chairman and Chief Executive Officer, the President, or a Vice-president, and by the Chief Financial Officer or Treasurer or the Secretary or an Assistant Secretary may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation.

2. LOST CERTIFICATES

The Secretary, Chief Financial Officer or Treasurer who has charge of the transfer and issuance of stock of the corporation shall issue a new certificate or certificates in place of any certificate or certificates theretofore issued by the corporation allegedly lost, upon the submission by the owner of such lost or destroyed certificate, or his legal representative, to the corporation of a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

3. TRANSFERS OF STOCK

Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

4. REGISTERED STOCKHOLDERS

The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

5. UNCERTIFICATED SHARES

The board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation.

ARTICLE VI — DIVIDEND AND DISTRIBUTIONS

1. DECLARATION

The Board of Directors may declare at any annual, regular or special meeting of the Board of Directors and the Corporation may pay dividends on the outstanding shares in cash, property or in the shares of the Corporation to the extent permitted by, and subject to the provisions of, the laws of the State of Delaware.

2. RESERVES

The Board of Directors may by resolution, create a reserve or reserves out of the Corporation’s surplus or designate or allocate any part or all of the Corporation’s surplus in any manner for any proper purpose or purposes, including but not limited to creating a reserve fund to meet contingencies or for equalizing dividends or for repairing or maintaining any property of the Corporation, and may increase, decrease, or abolish any such reserve, designation, or allocation in the same manner.

ARTICLE VII — INDEMNIFICATION AND INSURANCE

1. INDEMNIFICATION

The Corporation shall, to the fullest extent permitted by and pursuant to the provisions of the Delaware General Corporation Law, indemnify and advance expenses to any person: (1) who is or was a director of the Corporation; (2) who, while a director of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, employee benefit plan, other enterprise, or other entity; (3) who is or was an officer of the Corporation; (4) who is or was an employee of the Corporation; (5) who is or was an agent of the Corporation; and (6) who is not or was not an officer, employee, or agent of the Corporation but who is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, employee benefit plan, other enterprise, or other entity.

2. INSURANCE

The Corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee, or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, employee benefit plan, other enterprise, or other entity, against any liability asserted against him or her and incurred by him or her in such a capacity or arising out of his or her status as such a person, whether or not the Corporation would have the power to indemnify him or her against that liability. If the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the Corporation would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the shareholders of the Corporation. Without limiting the power of the Corporation to procure or maintain any kind of insurance or other arrangement, the Corporation may, for the benefit of persons indemnified by the Corporation, (1) create a trust fund; (2) establish any form of self-insurance; (3) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Corporation; or (4) establish a letter of credit, guaranty, or surety arrangement. The insurance or other arrangement may be procured, maintained, or established within the Corporation or with any insurer or other person deemed appropriate by the Board of Directors regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or part by the Corporation. In the absence of fraud, the judgment of the Board of Directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability, on any ground, regardless of whether directors participating in the approval are beneficiaries of the insurance or arrangement.

ARTICLE VIII — MISCELLANEOUS

1. INFORMAL ACTION

Any action required by the Delaware General Corporation Law to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which holders of all shares entitled to vote on the action were present and voted.

An electronic transmission by a shareholder, director or member of a Board of Directors’ committee consenting to an action to be taken and transmitted by a shareholder, director or member of a Board of Directors’ committee is considered written, signed, and dated for the purposes of this article if the transmission sets forth or is delivered with information from which the Corporation can determine that the transmission was transmitted by the shareholder, director or member of a Board of Directors’ committee and the date on which the shareholder, director or member of a Board of Directors’ committee transmitted the transmission. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State.

2. WAIVER OF NOTICE

Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of the Delaware General Corporation Law or under the provisions of the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

3. USE OF ELECTRONIC TRANSMISSION

The Corporation is authorized to use “electronic transmissions” as defined in the Delaware General Corporation Law to the full extent allowed by said Act, including, but not limited to the purposes of notices, proxies, waivers, resignations and any other purpose for which electronic transmissions are permitted.

“Electronic transmission” means a form of communication that: (a) does not directly involve the physical transmission of paper; (b) creates a record that may be retained, retrieved, and reviewed by the recipient; and (c) may be directly reproduced in paper form by the recipient through an automated process.

4. MEETINGS BY TELEPHONE CONFERENCE OR OTHER REMOTE COMMUNICATIONS TECHNOLOGY

Subject to the provisions for notice required by these Bylaws and the Delaware General Corporation Law for notice of meetings, directors and shareholders may participate in and hold a meeting by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Or, another suitable electronic communications system may be used including videoconferencing technology or the Internet, but only if each director or shareholder entitled to participate in the meeting consents to the meeting being held by means of that system and the system provides access to the meeting in a manner or using a method by which each director and shareholder participating in the meeting can communicate concurrently with each other participant. Participation in such meeting shall constitute attendance and presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

5. SEAL

The Corporation may adopt a corporate seal in such form as the Board of Directors may determine. The Corporation shall not be required to use the corporate seal and the lack of the corporate seal shall not affect an otherwise valid contract or other instrument executed by the Corporation.

6. CHECKS, DRAFTS, ETC.

All checks, drafts or other instruments for payment of money or notes of the Corporation shall be signed by such officer or officers or such other person or persons as shall be determined from time to time by Resolution of the Board of Directors.

7. FISCAL YEAR

The fiscal year of the Corporation shall be as determined by the Board of Directors.

ARTICLE IX — CONSTRUCTION

1. PRONOUNS AND HEADINGS

All personal pronouns used in these Bylaws shall include the other gender whether used in masculine or feminine or neuter gender, and the singular shall include the plural whenever and as often as may be appropriate. All headings herein are for the parties’ convenience only and neither limit nor amplify the provisions of this Agreement.

2. INVALID PROVISIONS

If any one or more of the provisions of these Bylaws, or the applicability of any such provision to a specific situation, shall be held invalid or unenforceable, such provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of these Bylaws and all other applications of any such provision shall not be affected thereby.

3. REFERENCES TO EXISTING STATUTES

References in these Bylaws to any existing statute also include any successor law to such statute.

ARTICLE X — AMENDMENT OF BYLAWS

The Board of Directors may amend or repeal these Bylaws, or adopt new Bylaws, to the extent permitted by the Certificate of Incorporation or the Delaware General Corporation Law, provided that shareholders have approved by a vote or consent of the majority of the voting interest of the Shareholders as provided for in Article II of these Bylaws.

Adopted by the Directors of the Corporation as of the 25th date of June, 2012 and effective upon effective registration statement under Securities Act of 1933 or Securities Exchange Act of 1934.

/s/ Bill Liao	/s/ Michael Pawelek
Bill Liao	Michael Pawelek

/s/ Charles Henry, III	/s/ William Mahoney
Charles Henry, III	William Mahoney

/s/ Peter Benz
Peter Benz

/s/ Michael Pawelek
Attest:	Michael Pawelek, Secretary